EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To:  Indiginet, Inc.


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 26, 2004, included in Indiginet, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Registration Statement.



/s/  Russell Bedford Stefanou Mirchandani LLP
---------------------------------------------
RUSSELL BEDFORD STEFANOU MIRCHANDANI


New York, New York
April 1, 2004



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